UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2025
____________________________

SEAGATE TECHNOLOGY HOLDINGS
PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

121 Woodlands Avenue 5	739009
Singapore

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6018-2562
N/A
(Former name or former address, if changed since last report)
________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of the Amended and Restated Employee Stock Purchase Plan
At the 2025 Annual General Meeting (the “AGM”) of Seagate Technology Holdings plc (the “Company”) held on October 25, 2025, the Company’s shareholders voted to approve the Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP”). As described in the proxy materials for the AGM, the Amended ESPP will (i) increase the number of ordinary shares reserved for issuance under the Amended ESPP by 10,000,000 and (ii) allow for the accumulation of notional fractional shares.
The foregoing description of the Amended ESPP is qualified in its entirety by reference to the text of the Amended ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Approval of the Amended and Restated 2022 Equity Incentive Plan
At the AGM, the Company’s shareholders voted to approve the Amended and Restated 2022 Equity Incentive Plan (the “2022 EIP”). As described in the proxy materials for the AGM, the 2022 EIP will (i) increase the aggregate number of ordinary shares reserved for issuance under the 2022 EIP by 3,800,000, (ii) increase the number of shares that may be issued or transferred pursuant to incentive stock options under the 2022 EIP to 17,800,000, (iii) allow for the aggregation of share awards in order to eliminate any fractional shares granted under the 2022 EIP, and (iv) remove the expiration date of the 2022 EIP.
The foregoing description of the 2022 EIP is qualified in its entirety by reference to the text of the 2022 EIP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the AGM, the Company’s shareholders voted on the following 8 proposals and cast their votes as set forth below.

Proposal 1. The eleven (11) directors listed below were elected at the AGM to hold office until the Company’s 2026 annual general meeting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mark W. Adams	148,321,827	18,423,785	889,310	22,370,988
Shankar Arumugavelu	166,991,549	367,080	276,293	22,370,988
Pratik (“Prat”) S. Bhatt	165,957,817	1,407,503	269,602	22,370,988
Michael R. Cannon	145,979,049	21,390,325	265,548	22,370,988
Richard L. Clemmer	158,258,694	9,109,517	266,711	22,370,988
Yolanda L. Conyers	166,979,377	384,261	271,284	22,370,988
Jay L. Geldmacher	154,403,962	12,958,803	272,157	22,370,988
Dylan G. Haggart	166,974,705	395,716	264,501	22,370,988
William D. Mosley	159,633,245	7,226,585	775,092	22,370,988
Thomas A. Szlosek	157,071,889	10,275,695	287,338	22,370,988
Stephanie Tilenius	165,159,257	2,211,144	264,521	22,370,988

Proposal 2. The advisory resolution to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
159,046,609	7,719,494	868,819	22,370,988

Proposal 3. The proposal to ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors for the fiscal year ending July 3, 2026, and to authorize, in a binding vote, the Audit and Finance Committee to set the auditors’ remuneration was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
167,847,794	21,835,122	322,994	- -

Proposal 4. The proposal to approve the Amended ESPP was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
166,768,333	541,056	325,533	22,370,988

Proposal 5. The proposal to approve the 2022 EIP was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
162,847,416	3,950,701	836,805	22,370,988

Proposal 6. The proposal to grant the Company’s board of directors authority to allot and issue shares was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
165,930,526	1,374,950	329,446	22,370,988

Proposal 7. The proposal to grant the Company’s board of directors authority to opt-out of statutory pre-emption rights was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
160,563,204	6,682,091	389,627	22,370,988

Proposal 8. The proposal to determine the price range at which the Company can re-allot shares held as treasury shares was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
166,249,563	753,767	631,592	22,370,988

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employee Stock Purchase Plan.
10.2	Amended and Restated 2022 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: October 28, 2025	By:	/s/ James C. Lee
	Name:	James C. Lee
	Title:	Executive Vice President, Chief Legal Officer & Company Secretary